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                                IMAX CORPORATION

                                                                    Exhibit 99.2


                                  [IMAX LOGO]



IMAX CORPORATION

2525 Speakman Drive
Mississauga, Ontario, Canada L5K 1B1
Tel: (905) 403-6500 Fax: (905) 403-6450
www.imax.com


                     IMAX TO EXPLORE STRATEGIC ALTERNATIVES

TORONTO - March 9, 2006 - IMAX Corporation today announced that its Board of Directors has decided to begin a process to explore strategic alternatives to enhance shareholder value, including, but not limited to, the sale or merger of the business with another entity offering strategic opportunities for growth. The company has retained Allen & Company and UBS Investment Bank as financial advisors in this process.

"In order to fully realize the growth potential inherent in both the IMAX(R) brand and the business we have built to date, we are evaluating strategic alternatives in order to expand our scale and maximize value for our shareholders. We have recently received several unsolicited inquiries, and believe this preliminary interest shows that there is awareness of the strength and attractive qualities of our business. We think this interest, coupled with our solid fiscal 2005 results and compelling growth opportunities, makes this an ideal time to explore our options," said IMAX Co-Chairmen and Co-Chief Executive Officers Richard L. Gelfond and Bradley J. Wechsler.

In making the announcement, IMAX stated that there can be no assurance that the exploration of strategic alternatives will result in a transaction. The Company does not currently intend to disclose developments with respect to the exploration of strategic alternatives unless and until its Board of Directors has approved a specific transaction.

ABOUT IMAX CORPORATION
Founded in 1967, IMAX Corporation is one of the world's leading entertainment technology companies and the newest distribution window for Hollywood films. IMAX delivers the world's best cinematic presentations using proprietary IMAX, IMAX(R) 3D, and IMAX DMR(R) technology. IMAX DMR (Digital Re-mastering) makes it possible for virtually any 35mm film to be transformed into the unparalleled image and sound quality of The IMAX Experience(R). The IMAX brand is recognized throughout the world for extraordinary and immersive entertainment experiences. As of December 31, 2005, there were 266 IMAX theatres operating in 38 countries.

IMAX(R), IMAX(R) 3D, IMAX DMR(R), IMAX(R) MPX(R), and The IMAX Experience(R) are trademarks of IMAX Corporation. More information on the Company can be found at www.imax.com.

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This press release contains forward looking statements that are based on management's assumptions and existing information and involve certain risks and uncertainties which could cause actual results to differ materially from future results expressed or implied by such forward looking statements. Important factors that could affect these statements include the timing of theatre system deliveries, the mix of theatre systems shipped, the timing of the recognition of revenues and expenses on film production and distribution agreements, the performance of films, the viability of new businesses and products, fluctuations in foreign currency and conditions, changes and other developments in the large format and general commercial exhibition markets and broader entertainment industry. These factors and other risks and uncertainties are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2004 and in the subsequent reports filed by the Company with the Securities and Exchange Commission including the Company's 10-K for the year ended December 31, 2005, scheduled to be filed on March 9, 2006.


                                      ###


For additional information please contact:


MEDIA:                                         INVESTORS:
IMAX CORPORATION, New York                     Integrated Corporate Relations
Sarah Gormley                                  Amanda Mullin
212-821-0155                                   203-682-8243
sgormley@imax.com


ENTERTAINMENT MEDIA:                           BUSINESS MEDIA:
Newman & Company, Los Angeles                  Sloane & Company, New York
Al Newman                                      Whit Clay
310-278-1560                                   212-446-1864
asn@newman-co.com                              wclay@sloanepr.com


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